                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): May 8, 1998


                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     Texas
                 (State or Other Jurisdiction of Incorporation)


      1-11602                                        76-0273345
(Commission File No.)                   (I.R.S. Employer Identification No.)


                           12100 Technology Boulevard
                              Austin, Texas 78727
                    (Address of Principal Executive Offices)

                                 (512) 331-6200
              (Registrant's Telephone Number, Including Area Code)

Item 2.   Acquisition or Disposition of Assets


         On May 8, 1998, SI Diamond Technology, Inc. (the "Company") consummated an agreement to sell the majority of the operating assets of Diamond Tech One, Inc. ("DTO") to Focus Interconnect Technology Corporation ("Focus") for approximately $2.2 million, of which $1.8 million was payable at closing and the remaining $400,000 was deposited in escrow until the resolution of certain related litigation. Focus has assumed the building lease on the DTO facility. The Company retained all cash, accounts receivable, certain equipment identified as excess, certain intangibles, and all liabilities. In connection with this transaction, all loans secured by the assets of DTO were paid from the proceeds of the sale and the liens were released by the note holders.

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits:

               (10) Asset Purchase Agreement, dated May 8, 1998, between Focus Interconnect Technology Corporation, Diamond Tech One, Inc., SI Diamond Technology, Inc. and Field Emission Picture Element Technology, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SI DIAMOND TECHNOLOGY, INC.


                                        By /s/ Douglas P. Baker
                                          --------------------------------------
                                                     Douglas P. Baker
                                                    Vice President and
                                                  Chief Financial Officer


Dated: May 29, 1998